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                                                                    EXHIBIT 12.1

                       EXTENDICARE HEALTH SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                 (DOLLARS IN THOUSANDS UNLESS OTHERWISE NOTED)


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
                                       YEAR ENDED  NINE MONTHS ENDED  TWELVE MONTHS ENDED
                                      DECEMBER 31,   SEPTEMBER 30,       SEPTEMBER 30,
                                          1996           1997                1997
                                       ----------  -----------------  -------------------


Fixed charges
   Interest, net                        $ 54,496          $  40,375             $ 54,036
   add: interest income                    1,084              1,155                1,498
      capitalized interest                   975                755                1,021
      deferred financing charges             976                732                  977
                                       ---------   ----------------   ------------------
   Interest on indebtedness               57,531             43,017               57,532
   Proportion of rents representative
   of the interest factors                 3,967              3,130                4,103
                                       ---------   ----------------   ------------------
                                        $ 61,498          $  46,147             $ 61,635
                                       =========   ================   ==================
Earnings before income taxes,
minority interests and extraordinary
items                                   $ 39,378          $  36,246             $ 51,862
add: fixed charges above                  61,498             46,147               61,635
deduct: capitalized interest above          (975)              (755)              (1,021)
                                       ---------   ----------------   ------------------
Earnings for computation purposes       $ 99,901          $  81,638             $112,476
                                       =========   ================   ==================

Ratio                                        1.6x               1.8x                 1.8x
                                       =========   ================   ==================

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